Exhibit 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q1 2006 Financial Results
Record $5.8 Million in New Annual Recurring Revenues,
85% of New Customers Chose Intersourcing
Weston, FL, April 25, 2006— The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its first quarter of 2006.
For the quarter ended March 31, 2006, the Company reported an increase in total revenues of 22.4%, as compared with the first quarter of 2005, to $24.7 million. Recurring revenues were $14.4 million, a 24.6% increase compared with the first quarter of the previous year. Services revenues were $8.2 million and license revenues were $2.0 million.
New annual recurring revenues (ARR), as defined in Financial Highlights below, were $5.8 million for the first quarter of 2006, a 95% increase over the first quarter of 2005.
As required, the Company adopted SFAS 123(R) in the quarter ended March 31, 2006. Stock-based compensation, including the impact of the newly adopted SFAS 123(R), was $1.6 million for the three months ended March 31, 2006. On a generally accepted accounting principle (GAAP) basis, the Company reported a net loss of $(1.1) million, or $(0.05) per share, as compared with net income of $0.2 million, or $0.01 per diluted share, in the same period of 2005.
Non-GAAP net income (excluding stock-based compensation) for the quarter ended March 31, 2006 was $0.5 million, or $0.02 per diluted share. A reconciliation between net loss on a GAAP basis and net income on a non-GAAP basis is provided in the accompanying tables.
“We have continued to have success in transforming our business from a license-centric model to a hybrid service model generating a significantly higher percentage of recurring revenues,” said Scott Scherr, CEO, president, and founder of Ultimate Software.
“With 85% of our new customers selecting our Intersourcing service solution in the first quarter, this transformation moved at a pace beyond our expectations. We see this as a strong positive for Ultimate Software’s future.”
Ultimate Software’s financial results teleconference will be held today, April 25, 2006, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/IC/CEPage.asp?ID=103179. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.

Financial Highlights
•	New ARR attributable to sales during the first quarter of 2006 were $5.8 million compared with $3.0 million from the first quarter of 2005. New ARR, annual recurring revenues, represent the expected one-year value from (i) new Intersourcing sales (including prorated onetime charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers (BSPs), as well as recurring revenues from new sales by existing BSPs; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.
•	Recurring revenues — consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers — grew by 24.6% for the first quarter of 2006 compared with the same quarter of 2005. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the year-over-year growth in recurring revenues.
•	The combination of cash, cash equivalents, and marketable securities was $34.5 million as of March 31, 2006 as compared with $32.8 million as of December 31, 2005.
•	Days sales outstanding were 53 days for the quarter ended March 31, 2006, representing a reduction of 14 days since December 31, 2005.
Financial Outlook
Ultimate Software reaffirms the financial guidance provided in its February 9, 2006 release to:
•	increase new ARR in 2006 by more than 25% over 2005,
•	grow recurring revenues by 27% to 30% in 2006 compared with 2005,
•	increase total revenues by 20% to 23% in 2006 compared with 2005, and
•	produce operating margins, on a non-GAAP basis, between 9% and 12%. Stock-based compensation for the full fiscal year 2006, as recorded under GAAP, is expected to range from $4.5 million to $5.0 million.
Use of Non-GAAP Financial Information
Ultimate Software provides non-GAAP operating margins, net income and net income per share data as additional information for investors. Ultimate Software believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses and for budget and planning purposes. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). See “Reconciliation of Unaudited Condensed Consolidated Statements of Operations to Non-GAAP Condensed Consolidated Statement of Operations” included in this press release for further information regarding these non-GAAP financial measures.

Forward-Looking Statement
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof or thereof, as applicable. These statements, including Ultimate Software’s financial outlook for 2006 (discussed above), involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. Employing approximately 550 professionals who are focused on developing the highest quality products and services, Ultimate Software was named the 2005 Payroll Provider of the Year by the Human Resources Outsourcing Association and listed among the 2005 Top 25 Best Medium-Sized Companies to Work for in America by the Great Place to Work Institute and the Society for Human Resource Management. In 2006, Ultimate Software’s Customer Services team won a Service & Support Professionals Association (SSPA) STAR award. Ultimate Software customers represent diverse industries and include such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com
UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2006	2005
	Non-GAAP (1)	Non-GAAP (1)
Revenues:
Recurring	$14,439	$11,588
Services	8,227	6,176
License	1,986	2,384

Total revenues	24,652	20,148

Cost of revenues:
Recurring	3,992	3,069
Services	6,661	5,034
License	253	123

Total cost of revenues	10,906	8,226

Gross profit	13,746	11,922

Operating expenses:
Sales and marketing	6,213	5,190
Research and development	5,184	4,802
General and administrative	2,171	1,774

Total operating expenses	13,568	11,766

Operating income	178	156
Interest expense	(40)	(55)
Interest and other income	339	133

Net income	$477	$234

Net income per share:
Basic	$0.02	$0.01

Diluted	$0.02	$0.01

Weighted average shares outstanding:
Basic	23,709	22,565

Diluted	27,103	25,431

(1) The following table summarizes the non-GAAP adjustment:

	For the Three Months Ended March 31,
	2006	2005
Net income (loss), GAAP	$(1,139)	$200
Stock-based compensation *	1,616	34

Net income, non-GAAP	$477	$234

* Stock-based compensation (“SBC”) in 2006 includes the impact of adopting SFAS 123(R) effective January 1, 2006 and, to a lesser extent, options granted to certain members of the Board of Directors as payment for services rendered as board members (“Board-related Services”) recorded in accordance with SFAS 123(R) and the issuance of restricted stock awards and stock units. SBC in 2005 relates to options granted to certain members of the Board for Board-related Services recorded in accordance with APB Opinion No. 25.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
Reconciliation of Unaudited Condensed Consolidated Statements of Operations to
Non-GAAP Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31, 2006
			Non-GAAP,
	GAAP	Adjustments (1)	As Adjusted
Revenues	$24,652	$—	$24,652

Cost of revenues:
Recurring	4,112	(120)	3,992
Services	6,964	(303)	6,661
License	256	(3)	253

Total cost of revenues	11,332	(426)	10,906

Gross profit	13,320	(426)	13,746

Operating expenses:
Sales and marketing	6,942	(729)	6,213
Research and development	5,374	(190)	5,184
General and administrative	2,442	(271)	2,171

Total operating expenses	14,758	(1,190)	13,568

Operating income (loss)	(1,438)	1,616	178
Interest expense	(40)	—	(40)
Interest and other income	339	—	339

Net income (loss)	$(1,139)	$1,616	$477

Net income (loss) per share:
Basic	$(0.05)		$0.02

Diluted	$(0.05)		$0.02

Weighted average shares outstanding:
Basic	23,709		23,709

Diluted	23,709		27,103

(1) The following table summarizes the non-GAAP adjustment:

Three Months Ended
March 31, 2006
Net loss, GAAP	$(1,139)
Stock-based compensation	1,616

Net income, non-GAAP	$477

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2006 (1)	2005 (1)
Revenues:
Recurring	$14,439	$11,588
Services	8,227	6,176
License	1,986	2,384

Total revenues	24,652	20,148

Cost of revenues:
Recurring	4,112	3,069
Services	6,964	5,034
License	256	123

Total cost of revenues	11,332	8,226

Gross profit	13,320	11,922
Operating expenses:
Sales and marketing	6,942	5,190
Research and development	5,374	4,802
General and administrative	2,442	1,808

Total operating expenses	14,758	11,800

Operating income (loss)	(1,438)	122
Interest expense	(40)	(55)
Interest and other income	339	133

Net income (loss)	$(1,139)	$200

Net income (loss) per share:
Basic	$(0.05)	$0.01

Diluted	$(0.05)	$0.01

Weighted average shares outstanding:
Basic	23,709	22,565

Diluted	23,709	25,431

(1) Net loss for the three months ended March 31, 2006 included stock-based compensation of $1.6 million which included the impact of adopting SFAS 123(R) effective January 1, 2006 and, to a lesser extent, options granted to certain members of the Board of Directors as payment for Board-related Services recorded in accordance with SFAS 123(R) and the issuance of restricted stock awards and stock units. Net income for the three months ended March 31, 2005 included stock-based compensation related to options granted to certain members of the Board for Board-related Services recorded in accordance with APB Opinion No. 25.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$18,699	$17,731
Accounts receivable, net	14,478	18,126
Short-term investments in marketable securities	15,806	14,422
Prepaid expenses and other current assets	6,616	5,526

Total current assets	55,599	55,805

Property and equipment, net	11,088	10,026
Capitalized software, net	571	238
Long-term investments in marketable securities	—	613
Other assets, net	3,574	2,899

Total assets	$70,832	$69,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,811	$2,613
Accrued expenses	5,272	6,832
Current portion of deferred revenue	29,789	29,385
Current portion of capital lease obligations	1,367	1,393
Current portion of long-term debt	507	338

Total current liabilities	39,746	40,561

Deferred revenue, net of current portion	4,241	3,646
Capital lease obligations, net of current portion	954	966
Long-term debt, net of current portion	570	862
Other long-term liabilities	21	—

Total liabilities	45,532	46,035

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	242	238
Additional paid-in capital	114,137	110,245
Accumulated other comprehensive loss	(35)	(31)
Accumulated deficit	(86,991)	(85,852)

	27,353	24,600
Treasury Stock, at cost	(2,053)	(1,054)

Total stockholders’ equity	25,300	23,546

Total liabilities and stockholders’ equity	$70,832	$69,581